      As filed with the Securities and Exchange Commission on September 11, 1995
                                                       Registration No. 33-60865
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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                              VLSI TECHNOLOGY INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                                         94-2597282
------------------------------                         ----------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification Number)


                                   1109 McKay
                           San Jose, California 95131
                                 (408) 434-3100
   (Address, including zip code and telephone number, including area code, of
                    Registrant's principal executive offices)
                             -----------------------
                                 Alfred J. Stein
                              Chairman of the Board
                           And Chief Executive Officer
                              VLSI Technology, Inc.
                                1109 McKay Drive
                            San Jose, California 95131
                                 (408)-434-3100



(Name, address, including zip code and telephone number, including area code, of agent for service)


                                   Copies to:

  LARRY W. SONSINI, Esq.                       CHRISTOPHER L. KAUFMAN, Esq.
     JOHN A. FORE, Esq.                            BRUCE R. LEDEMSA, Esq.
Wilson, Sonsini, Goodrich & Rosati                    Latham & Watkins
  Professional Corporation                    505 Montgomery Street, Suite 1900
   650 Page Mill Road                           San Francisco, California 94111
Palo Alto, California 94304-1050                       (415) 391-0600
    (415) 493-9300

               ---------------------------------------------------
        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.


               ---------------------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /








                                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
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Title to each class of                                   Proposed Maximum            Proposed Maximum             Amount of
Securities to be Registered  Amount to be Registered(1)  Offering Price Per Unit(2)  Aggregate Offering Price(2) Registration Fee(3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
  value. . . . . . .                  1,062,317               $26.875                    $28,549,769                 $9,845
-----------------------------------------------------------------------------------------------------------------------------------
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
(1) Of the 2,613,636 shares originally registered hereunder, 1,062,317 were sold by the Registrant to the Purchasers either pursuant to the Standby Agreement or upon conversion of 7% Convertible Subordinated Debentures due May 1, 2012 held by the Purchasers. Includes Preferred Share Purchase Rights associated with Common Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq Stock Market on June 28, 1995, which was within five business days of the initial filing of this Registration Statement, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.

(3) A registration fee of $24,221 was previously paid. The remaining balance, after deducting the registration fee for the shares actually sold in the offering, is $14,376, which amount shall be carried over to the registration fee for a future registration statement.

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

  The Registrant hereby withdraws from registration under this Registration Statement on Form S-3 (File No. 33-60865) an aggregate of 1,551,319 of the 2,613,636 shares of Common Stock of the Registrant originally registered hereunder. The Registration Statement covered the sale of an aggregate of 1,062,317 shares, which shares were either shares purchased by Bear Stears & Co. Inc. and Hambrecht & Quist LLC (the "Purchasers") from the Company pursuant to the Standby Agreement dated July 6, 1995 between the Registrant and the Purchasers or were issued upon conversion of the 7% Convertible Subordinated Debentures held by the Purchasers.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant, VLSI Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 11th day of September, 1995.

                                     VLSI TECHNOLOGY, INC.

                                     BY: /S/ GREGORY K. HINCKLEY
                                         -----------------------
                                          Gregory K. Hinckley,
                                            Vice President, Finance
                                             and Chief Financial Officer


  Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





     Signature                                     Title                                   Date
-------------------------  -----------------------------------------------------     ---------------

/s/ ALFRED J. STEIN*        Chairman of the Board, Chief Executive Officer and        September 11, 1995
-------------------------   President (Principal Executive Officer) and Director
   (Alfred J. Stein)


/s/ GREGORY K. HINCKLEY     Vice President, Finance and Chief Financial Officer       September 11, 1995
-------------------------   (Principal Financial Officer)
   (Gregory K. Hinckley)


/s/ BALAKRISHNAN S. IYER*   Vice President and Controller (Principal Accounting       September 11, 1995
-------------------------   Officer)
   (Balakrishman S. Iyer)


/s/ PIERRE S. BONELLI*      Director                                                  September 11, 1995
-------------------------
     (Pierre S. Bonelli)


/s/ ROBERT P. DILWORTH*     Director                                                  September 11, 1995
-------------------------
     (Robert P. Dilworth)


/s/ JAMES J. KIM*           Director                                                  September 11, 1995
-------------------------
     (James J. Kim)

                            Director                                                  September 11, 1995
-------------------------
     (Horace H. Tsiang)


By: /s/ GREGORY K. HINCKLEY
    ----------------------
       Gregory K. Hinckley
       Attorney-in-Fact

                                       -3-